EXHIBIT 99.2

WETRADE GROUP INC.

COMPENSATION COMMITTEE CHARTER

I.	APPOINTMENT

The Board of Directors shall appoint a Compensation Committee comprised of at least three members, each of whom is independent as defined under section IM-5605-5(d) of the Nasdaq Stock Market Rulebook and meets the additional independence requirements applicable to Compensation Committee members under Section IM-5605(a)(2) of the Nasdaq Stock Market Rulebook. In addition, members of the Committee must qualify as “outside” directors within the meaning of Internal Revenue Code Section 162(m) and as “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. One member shall be designated as Chair. Committee members shall serve until their successors are elected, or their prior resignation, removal, or death.

II.	MISSION

The Compensation Committee shall provide assistance to the Company’s directors in fulfilling their responsibility to shareholders to ensure that the Company’s executive officers are compensated within the Company’s compensation philosophy and objectives.

The Compensation Committee shall assist the Company in managing executive compensation that:

A.	supports the Company’s overall business strategy and objectives;

B.	attracts, retains and motivates the best executives in the Company’s industry;

C.	promotes the Company’s pay-for-performance philosophy; and

D.	ensures that the Company’s compensation programs and practices are of the highest quality and designed with full consideration of all accounting, tax, securities law, and other regulatory requirements.

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III.	POWERS

The Compensation Committee shall: (a) review and approve compensation arrangements for all executive officers of the Company and (b) perform such other duties as shall from time to time be prescribed by the Board of Directors. The Committee may delegate any of its authority and responsibilities as permitted by law and as the Committee deems appropriate.

IV.	MEETINGS

The Compensation Committee shall meet at least annually in accordance with the attached agenda and at such other times as determined by the Chairman of the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall take action by majority vote.

V.	DUTIES AND RESPONSIBILITIES

A.	Annually

1.	Review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the chief executive officer and other executive officers.

2.	Review and assess performance target goals established before the plan year and determine if goals were achieved at the end of the plan year.

3.	Review and approve adoptions or modification of profit sharing and stock plans, executive bonus plans, and similar areas of executive compensation.

4.	Act as the administrative committee for the Company equity compensation plans and any other incentive or purchase plans as they shall be established by the Company.

5.	Review and approve the Compensation Discussion and Analysis required to be included in the Company’s annual proxy statement and prepare the related Report of the Compensation Committee.

B.	Periodically

1.	Consider and approve grants of equity based awards to any employee or director of the Company.

2.	Review and approve the adoption of the Company’s retirement and welfare benefit plans and programs and any modifications thereto that could result in a material change in costs or benefit levels provided.

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3.	Review the Company’s management succession plan to ensure that key management positions have adequate replacement backup.

4.	Keep informed about current developments in executive compensation.

5.	Consult with the Company’s Audit Committee and/or its independent auditors, as necessary, for the purpose of reviewing any calculations required under any incentive compensation plan of the Company.

VI.	REPORTING

The Compensation Committee will prepare and, through its Chairman, submit periodic reports of the Committee’s work and findings to the Board of Directors.

VII.	SUPPORT AND FUNDING

To assist the Compensation Committee in fulfilling its duties, management will provide the Committee with information and reports as needed and requested. The Committee shall have access to the Company’s general counsel, and the ability to retain independent legal counsel, compensation consultants, or other advisers at its discretion. The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any such independent legal counsel, compensation consultant, or other adviser retained by the Committee. The Committee may select independent legal counsel, a compensation consultant, or other adviser only after taking into consideration all factors relevant to such party’s independence from management, including those specified in Section IM-5605-5(d) of the Nasdaq Stock Market Rulebook. The Company will provide for appropriate funding, as determined by the Committee, for payment of (i) reasonable compensation to independent legal counsel, a compensation consultant, or any other adviser retained by the Committee and (ii) necessary or appropriate administrative expenses of the Committee.

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WE TRADE GROUP INC.

CORE AGENDA FOR COMPENSATION COMMITTEE

1.	Review and approve annual base salary and incentive compensation levels for executive officers.

2.	Review and approve employment agreements for executive officers.

3.	Review and approve benefits of the chief executive officer and other executive officers.

4.	Review and assess performance target goals established before the plan year and determine if goals were achieved at the end of the plan year.

5.	Review and approve profit sharing and stock plans, executive bonus plans, and similar areas of executive compensation.

6.	Review administrative issues regarding the Company’s equity compensation plans and any other incentive or purchase plans as they shall be established by the Company.

7.	Consider and approve grants of equity based awards to any employee or director of the Company.

8.	Review and approve the Compensation Discussion and Analysis and prepare the Report of the Compensation Committee for inclusion in the annual proxy statement.

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